Exhibit 99.1

BRIGHTVIEW TO PARTICIPATE IN THE STIFEL 2020
VIRTUAL CROSS SECTOR INSIGHT CONFERENCE

BLUE BELL, Pa., June 2, 2020 -- BrightView Holdings, Inc. (NYSE: BV) (“the Company” or “BrightView”), the leading commercial landscaping services company in the United States, today announced that it will participate in a virtual fireside chat at the 20th Annual Stifel 2020 Virtual Cross Sector Insight Conference. The fireside chat with BrightView’s President and CEO, Andrew Masterman, and Executive Vice President and CFO, John Feenan, is scheduled for 8:40 a.m. EDT, Tuesday, June 9, 2020. A live audio webcast of the fireside chat will be available here and on the Company’s investor website. A replay of the webcast will be available for approximately 30 days.

About BrightView

BrightView is the largest provider of commercial landscaping services in the United States. Through its team of approximately 21,500 employees, BrightView provides services ranging from landscape maintenance and enhancements to tree care and landscape development for thousands of customers’ properties, including corporate and commercial properties, HOAs, public parks, hotels and resorts, hospitals and other healthcare facilities, educational institutions, restaurants and retail, and golf courses, among others. BrightView is the Official Field Consultant to Major League Baseball.

Source: BrightView Holdings

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
John E. Shave, VP of Investor Relations	Fred Jacobs, VP of Communications & Public Affairs
484.567.7148	484.567.7244
John.Shave@BrightView.com	Fred.Jacobs@BrightView.com